CODE OF ETHICS - AMENDED AND RESTATED

This Code of Ethics ("Code") is adopted by:

      EQUITY MANAGERS TRUST, a registered investment company ("Trust") on behalf of its series (each series of which is referred to as a "Fund")

      Neuberger Berman Management Inc., the investment manager of the Fund ("NB Management") and Neuberger Berman, LLC, the sub-adviser of the Fund ("NB")

pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Rule") under the Investment Company Act of 1940.

                        STATEMENT OF GENERAL PRINCIPLES

      This Code of Ethics is adopted in recognition of the general fiduciary principles that govern personal investment activities of all individuals associated with the Trust, Fund, NB Management, and NB.

      It is the duty at all times to place the interests of Fund shareholders first. Priority must be given to Fund trades over personal securities trades.

      All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

      Individuals should not take advantage of their positions.










AMENDED AND RESTATED 1/27/00

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                                    TABLE OF CONTENTS

                                                                           PAGE

1. General Prohibitions......................................................1


2. Definitions...............................................................2

   Access Person.............................................................2
   Advisory Person...........................................................2
   Beneficial Interest.......................................................2
   Blind Trust...............................................................3
   Day.......................................................................3
   Immediate Family..........................................................3
   Investment Company........................................................3
   Investment Personnel......................................................4
   Legal and Compliance Department...........................................4
   Portfolio Manager.........................................................4
   Related Issuer............................................................4
   Security..................................................................4
   Trading Desk..............................................................4


3. Required Compliance Procedures............................................5

   3.1 All Securities Transactions through Neuberger Berman..................5
   3.2 Preclearance of Securities Transactions by Access Persons.............5
   3.3 Post-Trade Monitoring of Precleared Transactions......................6
   3.4 Disclosure of Personal Holdings.......................................7
   3.5 Certification of Compliance With Code of Ethics.......................7


4. Restrictions and Disclosure Requirements..................................8

   4.1 Initial Public Offerings..............................................8
   4.2 Private Placements....................................................8
   4.3 Related Issuers.......................................................8
   4.4 Blackout Periods......................................................8
   4.5 Same Day Price Switch................................................10
   4.6 Short-Term Trading Profits...........................................12
   4.7 Gifts................................................................13
   4.8 Service as Director of Publicly Traded Companies.....................13


5. Procedures with Regard to Dissemination of Information...................14




AMENDED AND RESTATED 1/27/00

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6. Reporting by Access Persons..............................................15


   6.1 General Requirement..................................................15
   6.2 Disinterested Trustees...............................................15
   6.3 Contents.............................................................15


7. Code of Ethics Board.....................................................17


8. Annual Report to Board of Trustees.......................................18


9. Implementation...........................................................19

   9.1 Forms................................................................19
   9.2 Exceptions...........................................................19












AMENDED AND RESTATED 1/27/00

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1. GENERAL PROHIBITIONS

No individual associated with the Trust, Fund, NB Management, or NB, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such Trust or Fund, shall:

      Employ any device, scheme or artifice to defraud such Trust or Fund;

      Make to such Trust or Fund any untrue statement of a material fact or omit to state to such Trust or Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Trust or Fund;

      Engage in any manipulative practice with respect to such Trust or Fund;

      Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

      Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.


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2. DEFINITIONS

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

      ACCESS PERSON - any principal or employee of NB who is an Advisory Person and all Trustees, directors, officers, or Advisory Persons of the Trust or NB Management. The determination as to whether an individual is an Access Person shall be made by the Legal and Compliance Department.

      ADVISORY PERSON - any employee of the Fund or NB Management (or of any company in a control relationship to NB, the Fund, or NB Management) or any employee or principal of NB who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

      BENEFICIAL INTEREST - a person has a Beneficial Interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a Beneficial Interest when the securities in the account are held:

      (i)     in his or her name;

      (ii)    in the name of any of his or her Immediate Family;

      (iii) in his or her name as trustee for himself or herself or for his or her Immediate Family;

      (iv) in a trust in which he or she has a Beneficial Interest or is the settlor with a power to revoke;

      (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

      (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

      (vii)   by a partnership of which he or she is a member;

      (viii) by a corporation which he or she uses as a personal trading medium;

      (ix)    by a holding company which he or she controls; or

      (x) any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the

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            determination of direct or indirect  Beneficial Interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a Beneficial Interest in any securities must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any disclaimers granted by the Legal and Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted, except with respect to requirements specifically applicable to members of a person's Immediate Family.

     BLIND TRUST - a trust in which an Access Person or employee has Beneficial Interest or is the settlor with a power to revoke, with respect to which the Legal and Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, PROVIDED, HOWEVER, that direct or indirect influence or control of such trust is held by a person or entity not associated with Neuberger Berman or any affiliate of Neuberger Berman and not a relative of such Access Person or employee

     DAY - a calendar day

     IMMEDIATE FAMILY - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships

     INVESTMENT COMPANY - each registered investment company and series thereof for which NB Management is the investment manager, investment adviser, sub-adviser, administrator or distributor, or for which NB is the investment adviser or sub-adviser.

     INVESTMENT PERSONNEL - Portfolio Managers, and Access Persons who, in connection with their regular functions or duties, provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions. Each member of this category is individually referred to as an INVESTMENT PERSON. The determination as to whether an individual is an Investment Person shall be made by the Legal and Compliance Department.

     LEGAL AND COMPLIANCE DEPARTMENT - NB Legal and Compliance Department

     PORTFOLIO MANAGER - an Access Person who has or shares principal day-to-day responsibility for managing the portfolio of any Fund. The determination as to whether an individual is a Portfolio Manager shall be made by the Legal and Compliance Department.

     RELATED ISSUER - an issuer with respect to which an Investment Person or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or employee of such issuer.




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     SECURITY  -  any  option,  stock  or  option  thereon,   instrument,  bond,
debenture, pre-organization certificate, investment contract, any other interest commonly known as a security, and any security or instrument related to, but not necessarily the same as, those held or to be acquired by a Fund; PROVIDED, HOWEVER, that the following shall not be considered a "security": securities issued by the United States Government, bankers' acceptances, bank certificates
of  deposit,   commercial  paper,   shares  of  registered  open-end  investment
companies, commodities, futures, and options on futures.

     TRADING DESK - NB Trading Desk





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3. REQUIRED COMPLIANCE PROCEDURES

     3.1 ALL SECURITIES TRANSACTIONS THROUGH NEUBERGER BERMAN.

     (a) Every Access Person, and every employee of the Fund, NB Management, or NB and principal of NB is required to execute through Neuberger Berman ("NB") all transactions in securities held in his or her own name or in which he or she has a Beneficial Interest; PROVIDED, HOWEVER, that this requirement shall not apply to any Access Person who is a disinterested Trustee of the Trust. Every Portfolio Manager is also required to provide the Legal and Compliance Department with duplicate copies of confirmations of all transactions in securities held in the name of members of his or her Immediate Family or in which such members have a Beneficial Interest.

     (b) Exceptions will only be granted upon a showing of extenuating circumstances. Any individual seeking an exception to this policy must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any exceptions granted must be made in writing.

     (c) Any individual granted an exception is required to direct his or her broker, adviser or trustee, as the case may be, to supply to the Legal and Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in his or her own name or in which he or she has a Beneficial Interest.

     (d) Individuals are not required to execute through NB transactions in which they are establishing a dividend reinvestment plan directly through an issuer. However, individuals must obtain written approval from the Legal and Compliance Department prior to establishing any such plan and supply to the Legal and Compliance Department, on a timely basis, duplicate copies of all confirmations relating to the plan.

     3.2 PRECLEARANCE OF SECURITIES TRANSACTIONS BY ACCESS PERSONS.

     (a) Every Access Person must obtain prior approval from the Trading Desk before executing any transaction in securities held in his or her own name or in which he or she has a Beneficial Interest. Before executing any such transaction, the Trading Desk shall determine that:

     (i) No Investment Company has a pending "buy" or "sell" order in that security;

     (ii)     The security does not appear on any "restricted" list of NB; and

     (iii) Such transaction is not short selling or option trading that is economically opposite any pending transaction for any Investment Company.

     (b) The following securities are exempt from preclearance requirements:

     (i)      Securities transactions effected in blind trusts






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     (ii)     The acquisition of securities  through stock  dividends,  dividend
              reinvestments,   stock  splits,  reverse  stock  splits,  mergers,
              consolidations,    spin-offs,    or   other   similar    corporate
              reorganizations or distributions generally applicable to all holders of the same class of securities

     (iii) The acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired

     (iv)     Repurchase agreements

     (v)      Options on the Standard & Poor's "500" Composite Stock Price Index

     (vi) Other securities that may from time to time be so designated in writing by the Code of Ethics Board

     (c) A disinterested Trustee of the Trust must obtain prior written approval from the Legal and Compliance Department regarding a transaction in a security held in his or her own name or in which he or she has a Beneficial Interest only if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known about any security that, during the 15-day period immediately before or after the date of the transaction by that Trustee, was purchased or sold by a Fund or was being considered by NB Management for purchase or sale by a Fund.

     (d) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

     3.3 POST-TRADE MONITORING OF PRECLEARED TRANSACTIONS.

     After the Trading Desk has granted preclearance to an Access Person with respect to any personal securities transaction, the investment activity of such Access Person shall be monitored by the Legal and Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.





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     3.4 DISCLOSURE OF PERSONAL HOLDINGS.

     All Access Persons (except disinterested Trustees of the Trust) are required to disclose all holdings in securities held in their own names or in which they have a Beneficial Interest to the Legal and Compliance Department upon commencement of employment and thereafter on an annual basis.

     3.5 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS.

     All Access Persons are required to certify annually in writing that they have:

     (a) read and understand the Code of Ethics and recognize that they are subject thereto;

     (b) complied with the requirements of the Code of Ethics;

     (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code; and

     (d) with respect to any blind trusts in which such person has a Beneficial Interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.




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4. RESTRICTIONS AND DISCLOSURE REQUIREMENTS

     4.1 INITIAL PUBLIC OFFERINGS.

     All Investment Personnel are prohibited from acquiring a Beneficial Interest in any securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Fund. No member of an Immediate Family of an Investment Person may acquire a Beneficial Interest in an initial public offering without the prior written consent of the Legal and Compliance Department.

     4.2 PRIVATE PLACEMENTS.

     (a) No Investment Person or member of his or her Immediate Family may acquire a Beneficial Interest in any securities in private placements without prior written approval by the Legal and Compliance Department.

     (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Trust or Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Trust or Fund.

     (c) An  Investment  Person who has (or a member of whose  Immediate  Family has) acquired a Beneficial Interest in securities in a private placement is required to disclose that investment to the Portfolio Manager when such Investment Person plays a part in any subsequent consideration of an investment in the issuer for any Trust or Fund; PROVIDED, HOWEVER, that if any such Investment Person is the Portfolio Manager, such Investment Person shall make such disclosure to the Legal and Compliance Department. In any such circumstances, the decision to purchase securities of the issuer for a Trust or Fund is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

     4.3 RELATED ISSUERS.

     Investment Personnel are required to disclose to the Portfolio Manager when they play a part in any consideration of an investment by a Trust or Fund in a Related Issuer; PROVIDED, HOWEVER, that if any such Investment Person is the Portfolio Manager, such Investment Person shall make such disclosure to the Legal and Compliance Department. In any such circumstances, the decision to purchase securities of the Related Issuer for a Trust or Fund is subject to an independent review by Investment Personnel with no personal interest in the Related Issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

     4.4 BLACKOUT PERIODS.

     (a) No Access Person may execute a securities transaction in securities held in his or her own name or in which he or she has a Beneficial Interest on a day during which any Investment Company has a pending "buy" or "sell" order in





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that same security until that order is executed or withdrawn; PROVIDED, HOWEVER, that this prohibition shall apply to a disinterested Trustee only if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known about any security that, during the 15-day period immediately preceding the date of the transaction by that Trustee, was purchased or sold by a Fund or was being considered by NB Management for purchase or sale by a Fund.

     (b) No Portfolio Manager or member of his or her Immediate Family may buy or sell a security held in his or her own name or in which he or she has a Beneficial Interest within seven (7) Days before or after a Fund that such Portfolio Manager manages trades in that security, PROVIDED, HOWEVER, that this prohibition shall not apply to:

     (i)      Securities transactions effected in blind trusts

     (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Fund

     (iii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

     (iv) The acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired

     (v)      Repurchase agreements

     (vi)     Options on the Standard & Poor's "500" Composite Stock Price Index

     (vii) Other securities that may from time to time be so designated in writing by the Code of Ethics Board



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     (c) Any  securities  position  established  in violation of Section  4.4(b)
shall be closed out as soon as possible consistent with applicable law. Any profits on trades within the proscribed periods shall be disgorged to the Fund.

     (d) The foregoing blackout periods should not operate to the detriment of any Investment Company. Without limiting the scope or meaning of this statement, the following procedure is to be implemented under extraordinary situations:

     (i) If a Portfolio Manager of a Fund or member of his or her Immediate Family has executed a transaction in a security and within seven
              (7) Days thereafter such security is considered for purchase or sale by such Fund, such Portfolio Manager shall submit a written memorandum to the Legal and Compliance Department prior to the entering of the purchase or sale order for the Fund. Such memorandum shall describe the circumstances underlying the consideration of such transaction for the Fund.

     (ii) Based on such memorandum and other factors it deems relevant under the specific circumstances, the Legal and Compliance Department shall have authority to determine that the prior transaction by the Portfolio Manager or member of his or her Immediate Family shall not be considered a violation of the provisions of paragraph
              (b) of this section.

     (iii) The Legal and Compliance Department shall make a written record of any determination made under paragraph (d)(ii) of this section, including the reasons therefor. The Legal and Compliance Department shall maintain records of any such memoranda and determinations and provide copies thereof as part of its monthly reports to the Board of Trustees of the Trust.

     4.5 SAME DAY PRICE SWITCH.

     (a) If any employee of a Fund, NB Management, or any employee or principal of NB purchases a security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in which he or she has a Beneficial Interest and subsequent thereto a Fund purchases the same security during the same day, then, to the extent that the price paid per share by the Fund for such purchase is less favorable than the price paid per share by such principal or employee, the Fund shall have the benefit of the more favorable price per share.

     (b) If any such principal or employee sells a security (other than a fixed income security) held in his or her own name or in which he or she has a Beneficial Interest and subsequent thereto a Fund sells the same security during the same day, then, to the extent that the price per share received by the Fund for such sale is less favorable than the price per share received by the principal or employee, the Fund shall have the benefit of the more favorable price per share.

     (c) An amount of money necessary to effectuate the price adjustment shall be transferred from the account of the principal or employee subject to the




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price adjustment policies,  to the Fund's account. The price adjustment shall be limited to the number of shares purchased or sold by the principal or employee or the number of shares purchased or sold by the Fund, whichever is smaller.

     (d) Notwithstanding the foregoing, price switching shall not apply to:

     (i)      Securities transactions effected in blind trusts

     (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Fund

     (iii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

     (iv) The acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired

     (v)      Repurchase agreements

     (vi)     Options on the Standard & Poor's "500" Composite Stock Price Index

     (vii) Transactions in which the adjustment resulting from the price switch is less than Five Hundred Dollars ($ 500.00)

     (viii) Transactions arising through arbitrage, market making activities or hedged options trading

     (ix)     Transactions in the NB ERISA Profit Sharing and Retirement Plan

     (x)      Transactions involving odd lots

     (xi) Other securities that may from time to time be so designated in writing by the Code of Ethics Board









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     4.6 SHORT-TERM TRADING PROFITS.

     (a) No Investment Person may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities held in his or her own name or in which he or she has a Beneficial Interest within sixty (60) Days, PROVIDED, HOWEVER, that this prohibition shall not apply to:

     (i) Any security that was neither held, purchased, nor sold by any Investment Company during such sixty (60) Day period

     (ii)     Securities transactions effected in blind trusts

     (iii) Securities transactions that are non-volitional on the part of either the Access Person or the Fund

     (iv) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

     (v) The acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired

     (vi)     Repurchase agreements

     (vii)    Options on the Standard & Poor's "500" Composite Stock Price Index

     (viii) Other securities that may from time to time be so designated in writing by the Code of Ethics Board

     (b) Any profits on trades within the proscribed periods shall be disgorged to a charity to be determined by the Legal and Compliance Department.

     (c) In determining the applicability of this section, determinations shall be made based upon a last-in, first-out ("LIFO") calculation; provided, however, that such determinations shall be solely for purposes of this Code of Ethics and shall not have any applicability for tax or other purposes.






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     4.7 GIFTS.

     All Access Persons and employees are prohibited from giving or receiving any gift or other thing of more than One Hundred Dollars ($ 100) in value to or from any person or entity that does business with or on behalf of the Fund in any one year.

     4.8 SERVICE AS DIRECTOR OF PUBLICLY TRADED COMPANIES.

     Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies.





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5. PROCEDURES WITH REGARD TO DISSEMINATION OF INFORMATION

     (a) NB, NB Management, and the Trust, and their officers, principals and employees, shall not disclose to any disinterested Trustee of the Trust information regarding the consideration or decision to purchase or sell a particular security when it is contemplated that such action will be taken within the next 15 days, unless it is

     (i) requested in writing by a disinterested Trustee of the Trust or requested through a formal action of the Board of the Trust or any committee thereof;

     (ii) given because it is determined that the disinterested Trustee should have the information so that he or she may effectively carry out his or her duties; or

     (iii) given so that NB or NB Management may carry out its duties as administrator or sub-adviser of a Fund.

     (b) If any information regarding transactions contemplated by the Fund is given to a disinterested Trustee, such disinterested Trustee shall be advised at that time that he or she and any other Fund Trustee receiving such information will be considered a Portfolio Manager with respect to any security held or to be acquired by the Fund, as indicated in the information which has been disclosed, for the next succeeding 22 days, and NB Management shall so notify the Legal and Compliance Department. At such time, the Trustee shall be reminded by NB Management of the provisions of Sections 3.2, 4.4, and 6.2 of this Code.

     (c) Subject to Sections 5(a) and 5(b), Access Persons and principals and employees of NB Management, NB, or the Trust are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Funds except to persons whose responsibilities require knowledge of the information.





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6. REPORTING BY ACCESS PERSONS

     6.1 GENERAL REQUIREMENT.

     Every Access Person shall report, or cause to be reported, to the Trust and Legal and Compliance Department the information described in Section 6.3 with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest; PROVIDED, HOWEVER, that no report is required with respect to transactions where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing (b), the Legal and Compliance Department maintains
(i) electronic records of all securities  transactions  effected through NB, and
(ii) copies of any duplicate confirmations that have been provided to the Legal and Compliance Department under this Code of Ethics with respect to securities transactions that, pursuant to exceptions granted by the Legal and Compliance Department, have not been effected through NB; accordingly, no report is required with respect to such transactions.

     6.2 DISINTERESTED TRUSTEES.

     (a) A disinterested Trustee of the Trust need only report a transaction in a security if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding the date of the transaction by that Trustee, such security was purchased or sold by a Fund or was being considered for purchase or sale by NB Management.

     (b) Notwithstanding the foregoing, disinterested Trustees are required to report to the Legal and Compliance Department in writing whenever they own individually more than 1/2 of 1% of the outstanding shares of any issuer, together with the number of shares so owned.

     6.3 CONTENTS.

     Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

         (ii) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

         (iii)  The price at which the transaction was effected; and

         (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.


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                                     - 18 -
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


Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Interest in the security to which the report relates.



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


7. CODE OF ETHICS BOARD.

     A Code of Ethics Board shall be created by NB Management and the Trust, composed of three members, two of whom shall be disinterested Trustees selected by the Board of Trustees of the Trust and one of whom shall be selected by NB Management.

     Any person who has knowledge of any violation of this Code shall report said violation to the Code of Ethics Board.

     The Code of Ethics Board shall consult regularly and meet no less frequently than annually with the Legal and Compliance Department regarding the implementation of this Code. The Legal and Compliance Department shall provide the Code of Ethics Board with such reports as are required herein or as are requested by the Code of Ethics Board.

     A monthly report shall be provided to the Trustees of the Trust certifying that except as specifically disclosed to the Code of Ethics Board, the Legal and Compliance Department knows of no violation of this Code. A representative of the Legal and Compliance Department shall attend all regular meetings of the Trustees to report on the implementation of this Code.

     NB Management, NB, and the Trustees of the Trust shall have authority to impose sanctions for violations of this Code. The Code of Ethics Board shall make recommendations regarding sanctions to be imposed on Access Persons who violate this Code. Such recommendations may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the Code of Ethics Board deems to be appropriate. All such recommendations shall be submitted to NB Management and the Board of Trustees of the Trust.



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


8. ANNUAL REPORT TO BOARD OF TRUSTEES.

NB Management shall prepare an annual report to the Board of Trustees of the Trust that:

     (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (ii) identifies any violations requiring significant remedial action during the past year; and

     (iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.


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


9. IMPLEMENTATION.

     9.1 FORMS.

     The Legal and Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

     9.2 EXCEPTIONS.

     Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Legal and Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing and reported to the Code of Ethics Board.




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